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                                                                    EXHIBIT 21.1

                                  SUBSIDIARIES

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                                                              JURISDICTION OF
SUBSIDIARY                                                     INCORPORATION
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
Diamond Offshore Company....................................  Delaware
Diamond Offshore (USA) Inc..................................  Delaware
Diamond Offshore Team Solutions, Inc........................  Delaware
Diamond Offshore General Company............................  Delaware
Diamond Offshore Exploration (Bermuda) Limited..............  Delaware
Diamond Offshore Drilling (Overseas), Inc...................  Delaware
Arethusa Off-Shore Company..................................  Delaware
Diamond Offshore Guardian Company...........................  Delaware
Diamond Offshore Finance Company............................  Delaware
Concord Drilling Limited....................................  Delaware
Saratoga Drilling Limited...................................  Delaware
Yorktown Drilling Limited...................................  Delaware
Scotian Drilling Limited....................................  Delaware
Heritage Drilling Limited (d/b/a Diamond Offshore Heritage
  Drilling Limited in Texas)................................  Delaware
Sovereign Drilling Limited..................................  Delaware
Neptune Drilling Limited....................................  Delaware
Whittington Drilling Limited................................  Delaware
Yatzy Drilling Limited......................................  Delaware
Winner Drilling Limited.....................................  Delaware
Diamond Offshore Management Company.........................  Delaware
Diamond Offshore Development Company........................  Delaware
Brasdril-Sociedade de Perfuracoes Ltda......................  Brazil
Diamond Offshore Alaska Inc.................................  Delaware
Diamond Offshore Atlantic Inc...............................  Delaware
Diamond Offshore (Mexico) Company...........................  Delaware
Diamond Offshore Drilling Services Inc......................  Delaware
Diamond Offshore International Corporation..................  Delaware
Ensenada Internacional S.A..................................  Panama
Diamond Offshore Enterprises Inc............................  Delaware
Cumberland Maritime Corporation.............................  Delaware
Diamond Offshore Limited....................................  England
Diamond Offshore Drilling (UK) Limited......................  England
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